Exhibit 99.1

Contact Information:
Investors:	Media:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
John Sweeney, CFA	Joseph LoBello
Director of Investor Relations / Financial Analysis	(212) 986-6667
(516) 390-1526

Brainerd Communicators, Inc.
John Buckley
(212) 986-6667

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2004 RESULTS

WOODBURY, N.Y., November 3, 2004 — Weight Watchers International, Inc. (NYSE: WTW) today announced results for the third quarter ended October 2, 2004.

Weight Watchers International, Inc., Consolidated

For the third quarter of 2004, net revenues increased 13.1% to $245.9 million. Net income was $50.2 million, up from $11.5 million in the third quarter of 2003. Fully-diluted earnings per share were $0.47 versus $0.10 in the prior year period.

For the first nine months of 2004, net revenues increased 8.8% to $792.2 million. Net income increased by 32.2% to $139.9 million from $105.8 million in the first nine months of 2003. Fully-diluted earnings per share were $1.30 versus $0.96 in the first nine months of 2003.

This quarter’s financials include the results of WeightWatchers.com, Inc., our affiliate and licensee, as required by the adoption of FASB’s Interpretation, FIN 46R, Consolidation of Variable Interest Entities. Accordingly, we are providing financial results both on a consolidated basis and excluding the impact of the consolidation of WeightWatchers.com, Inc.

Weight Watchers International, Inc., Results Excluding FIN 46R Impact of Consolidation and Early Extinguishment of Debt.

Weight Watchers International, Inc.’s third quarter 2004 net revenues increased 3.6% to $225.3 million. Net income was $48.5 million, up from $41.7 million in the prior year period.  Fully-diluted earnings per share were $0.45 versus $0.38 in the year ago period.  For the third quarter of 2004, earnings per share include a $0.05 benefit from the reversal of an income tax reserve associated with the buy-out of the Company from Heinz in September 1999.

For the first nine months of 2004, net revenues were $751.5 million, net income was $148.4 million and fully-diluted earnings per share were $1.38. Excluding the impact of the early extinguishment of debt from the first nine months of 2003, fully-diluted earnings per share were $1.24.

Reconciliation of Consolidated (GAAP) Results to Weight Watchers International, Inc., (excl. FIN 46R and Early Extinguishment of Debt) Results.

In the third quarter and nine months ended October 2, 2004, earnings per share were reduced by $0.01 and $0.03, respectively, due to refinancing activity including the early retirement of the Company’s senior subordinated notes.  This compares to a charge of $0.28 related to the early extinguishment of debt, net of hedges, in the third quarter of 2003.

The 2004 consolidation of WeightWatchers.com added $0.02 to fully-diluted earnings per share in the third quarter and reduced earnings per share by $0.05 in the nine months ending October 2, 2004.

Commenting on the Company’s results, President and Chief Executive Officer Linda Huett, said, “We are pleased with the growing consumer response to our North American program innovation.  While off to a slower start than expected, we believe that the new program is laying the foundation in NACO for future growth.  Our international operations continue to perform well.”

The Company announced that it expects to finish the year with earnings of $1.69 to $1.71 per fully diluted share excluding costs associated with the early extinguishment of debt and the impact of FIN 46R.

Third Quarter Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Linda A. Huett, President and CEO, and Ann M. Sardini, CFO, will discuss third-quarter results and answer questions from the investment community. Live audio of the conference call will be webcast at http://www.weightwatchersinternational.com.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight loss services, operating in 30 countries through a network of company-owned and franchise operations. Weight Watchers holds over 46,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the company pursuant to United States securities laws contain discussions of these risks and uncertainties. Weight Watchers International assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at http://www.sec.gov, at various SEC reference facilities in the United States and via the company’s website at http://www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	October 2,	January 3,
	2004	2004

ASSETS
Current assets	$113.6	$114.8
Property and equipment, net	17.2	15.7
Goodwill, franchise rights and other intangible assets, net	586.2	522.6
Deferred income taxes	86.3	110.6
Deferred financing costs, other	6.5	7.0
TOTAL ASSETS	$809.8	$770.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$149.4	$134.4
Long-term debt and other	456.5	455.1
TOTAL LIABILITIES	605.9	589.5

Shareholders’ equity	203.9	181.2

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$809.8	$770.7

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Month Results
	Consolidated		WWI	WWI
	October 2,	Less Impact	October 2,	September 27,
	2004	of FIN 46R	2004	2003

Revenues, net	$245.9	$20.6	$225.3	$217.5
Cost of revenues	120.6	6.6	114.0	107.3
Gross profit	125.3	14.0	111.3	110.2
Marketing expenses	26.5	5.2	21.3	18.2
Selling, general and administrative expenses	25.0	2.6	22.4	18.0
Operating income	73.8	6.2	67.6	74.0
Interest expense, net	4.4	0.8	3.6	8.0
Other (income) / expense, net	(0.2)	4.9	(5.1)	0.9
Early extinguishment of debt	1.0	-	1.0	47.4
Income before income taxes	68.6	0.5	68.1	17.7
Provision for income taxes	18.4	(1.9)	20.3	6.2
Net income	$50.2	$2.4	$47.8	$11.5

Earnings Per Share:
Basic	$0.48	$0.02	$0.46	$0.11
Diluted	$0.47	$0.02	$0.45	$0.10

Weighted average common shares outstanding:
Basic	104.4	104.4	104.4	106.9
Diluted	106.7	106.7	106.7	109.8

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Nine Month Results

	Nine Month Results
	Consolidated		WWI	WWI
	October 2,	Less Impact	October 2,	September 27,
	2004	of FIN 46R	2004	2003

Revenues, net	$792.2	$40.7	$751.5	$727.8
Cost of revenues	374.7	13.1	361.6	336.7
Gross profit	417.5	27.6	389.9	391.1
Marketing expenses	105.1	11.1	94.0	85.5
Selling, general and administrative expenses	69.4	5.8	63.6	54.5
Operating income	243.0	10.7	232.3	251.1
Interest expense, net	12.7	1.6	11.1	28.9
Other (income) / expense, net	(3.7)	4.9	(8.6)	3.2
Early extinguishment of debt	4.3	-	4.3	47.4
Income before income taxes and cumulative effect of accounting change	229.7	4.2	225.5	171.6
Provision for income taxes	77.9	(1.8)	79.7	65.8
Income before cumulative effect of accounting change	151.8	6.0	145.8	105.8

Cumulative effect of accounting change, net of tax	(11.9)	(11.9)	-	-
Net income	$139.9	$(5.9)	$145.8	$105.8

Basic Earnings Per Share:
Income before cumulative effect of accounting change	$1.44	$0.06	$1.38	$0.99
Cumulative effect of accounting change	(0.11)	(0.11)	-	-
Net income	$1.33	$(0.05)	$1.38	$0.99

Diluted Earnings Per Share:
Income before cumulative effect of accounting change	$1.41	$0.06	$1.35	$0.96
Cumulative effect of accounting change	(0.11)	(0.11)	-	-
Net income	$1.30	$(0.05)	$1.35	$0.96

Weighted average common shares outstanding:
Basic	105.3	105.3	105.3	106.7
Diluted	107.7	107.7	107.7	109.8

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN MILLIONS)

	Three Month Results		Nine Month Results
	Oct 2, 2004	Sep 27, 2003	Oct 2, 2004	Sep 27, 2003

Attendance
North America	7.4	8.3	25.6	26.8
International	6.3	6.0	21.7	20.4
Total Attendance	13.8	14.2	47.2	47.2

Supplemental Attendance Detail
UK	3.0	3.1	10.4	10.2
CE	2.5	2.1	8.6	7.6
Other	0.8	0.8	2.7	2.6
Total International Attendance	6.3	6.0	21.7	20.4

North America
Meeting Fees	85.4	93.9	288.6	300.1
Product Sales	35.8	37.0	111.8	126.3
Total	121.2	130.9	400.4	426.4

International
Meeting fees	57.9	47.5	197.2	163.4
Product Sales	31.5	26.9	109.3	94.3
Total	89.4	74.4	306.4	257.7

Total WWI Sales
Meeting Fees	143.3	141.4	485.7	463.6
Product Sales	67.3	64.0	221.1	220.6
Domestic Franchise Commissions	2.9	3.9	10.3	15.4
Foreign Franchise Commissions	1.4	1.4	5.0	4.8
All Other	10.4	6.9	29.5	23.5
Total WWI Sales	225.3	217.5	751.5	727.8

Note: Totals may not sum due to rounding.  Figures are rounded to the nearest one hundred thousand;

percentage changes are based on rounded figures except for attendance percentage changes which are based on rounded figures to the nearest thousand.